SECOND SUPPLEMENTAL INDENTURE


      SECOND SUPPLEMENTAL INDENTURE, dated as of October 16, 2000, by and among Delta Financial Corporation, a Delaware corporation (the "Company"), each of Delta Funding Corporation, a New York corporation ("Delta Funding"), DF Special Holdings Corporation, a Delaware corporation ("DF Special Holdings"), Fidelity Mortgage, Inc., a Delaware corporation, DFC Financial of Canada Limited, an Ontario, Canada corporation, DFC Funding of Canada Limited, an Ontario, Canada corporation, Continental Property Management Corp., a New York corporation (collectively, the "Subsidiary Guarantors") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"), under the Indenture referred to below.

      WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have previously entered into an Indenture dated as of July 23, 1997, as amended, (the "Indenture") relating to the Company's 9 1/2% Senior Notes Due 2004 (the "Notes");

      WHEREAS, Section 9.2 of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may, with the written consent of the holders of at least a majority in principal amount of the outstanding Notes, amend or supplement the Indenture as provided herein;

      WHEREAS, the holders of a majority in principal amount of the outstanding Notes (the "Consenting Noteholders") have consented to this Second Supplemental Indenture and agreed with the Company to extend the deadline for consummating the Exchange Offer contemplated in the First Supplemental Indenture, dated August 1, 2000 (the "First Supplemental Indenture"), by and among the Company, the Subsidiary Guarantors and the Trustee; and

      WHEREAS, all acts and things prescribed by law and by the Company's and the Subsidiary Guarantors' Certificates of Incorporation and By-laws (each as now in effect) necessary to make this Second Supplemental Indenture a valid instrument legally binding on the Company and the Subsidiary Guarantors for the purposes herein expressed, in accordance with its terms, have been duly done and performed;

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee hereby agree for the benefit of each other and the equal and ratable benefit of the holders of the Notes as follows:

      1.    AMENDMENT OF SECTION 5 OF THE FIRST SUPPLEMENTAL INDENTURE.

      The second sentence of Section 5 of the First Supplemental Indenture is hereby deleted in its entirety and replaced by the following:

      " If (i) the definitive terms of the Exchange Offer (as defined in the Term Sheet) have not been agreed with the Consenting Noteholders on or prior to October 24, 2000 or (ii) if the Company does not consummate the Exchange Offer by exchanging New Notes (as defined in the Term Sheet) for Notes with the Exchanging Holders on or prior to December 8, 2000, an Event of Default shall be deemed to have occurred at such time under the Indenture."

      2. AMENDMENT TO ANNEX A OF THE FIRST SUPPLEMENTAL INDENTURE.

      Annex A of the First Supplemental Indenture is hereby deleted in its entirety and replaced by Annex A attached hereto.

      3. EFFECTIVENESS. This Second Supplemental Indenture shall be effective as of the date hereof.

      4. CONSTRUCTION. For all purposes of this Second Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular Section hereof.

      5. TRUSTEE ACCEPTANCE. The Trustee accepts the amendment of the Indenture effected by this Second Supplemental Indenture and agrees to execute the trust created by the Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of the Company and makes no representations as to the validity, enforceability against the Company, or sufficiently of this Second Supplemental Indenture.

      6. INDENTURE RATIFIED. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

      7. HOLDERS BOUND. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

      8. SUCCESSORS AND ASSIGNS. This Second Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      9. COUNTERPARTS. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

      10. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THEREOF.

      [SIGNATURE BLOCK ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the Company, the Subsidiary Guarantors and the Trustee have caused this Second Supplemental Indenture to be signed and executed as of the day and year first above written.

                                    DELTA FINANCIAL CORPORATION


                                    By: /S/ MARC E. MILLER
                                        ---------------------------------
                                      Name: Marc E. Miller
                                     Title: Senior Vice President


                                    DELTA FUNDING CORPORATION

                                    By:  /S/ MARC E. MILLER
                                        ---------------------------------
                                      Name: Marc E. Miller
                                     Title: Senior Vice President


                                    DF SPECIAL HOLDINGS CORPORATION


                                    By:  /S/ MARC E. MILLER
                                        ---------------------------------
                                      Name: Marc E. Miller
                                     Title: Vice President


                                    FIDELITY MORTGAGE, INC.


                                    By:  /S/ MARC E. MILLER
                                        ---------------------------------
                                      Name: Marc E. Miller
                                     Title: Vice President


                                    DFC FINANCIAL OF CANADA LIMITED


                                    By:  /S/ MARC E. MILLER
                                        ---------------------------------
                                      Name:  Marc E. Miller
                                     Title:  Vice President

                                    DFC FUNDING OF CANADA LIMITED


                                    By:   /S/ MARC E. MILLER
                                        ---------------------------------
                                      Name:  Marc E. Miller
                                     Title:  Vice President



                                    CONTINENTAL PROPERTY MANAGEMENT CORP.


                                    By:   /S/ MARC E. MILLER
                                        ---------------------------------
                                      Name:  Marc E. Miller
                                     Title:  Vice President


                                    THE BANK OF NEW YORK, Indenture Trustee


                                    By:   /S/ JULIE SALOVITCH-MILLER
                                        ---------------------------------
                                      Name:  Julie Salovitch-Miller
                                     Title:  Vice President